                   RESIDENTIAL DISTRIBUTOR PROGRAM AGREEMENT

         It is agreed on this 6 day of March, 1998 by and between LCI International Telecom Corp. (hereinafter "LCI"), a Delaware Corporation with its principal place of business at 4650 Lakehurst Court, Dublin, Ohio 43016 and YouNetwork, Corporation (hereinafter "Representative"), whose address is
11 Maiden Lane, Suite 8E New York, New York 10038.

         1. GRANT OF AUTHORITY

         a.) LCI appoints Representative as a non-exclusive representative in the territory set forth in Exhibit A to promote the sale of and solicit orders for the services defined in Exhibit A ("Services")' all subject to the terms and conditions of this Agreement. Representative agrees to use its best efforts in selling LCI's services to Customers, including having each Customer sign or electronically approve a Letter Of Agency ("LOA") substantially in the form set forth in Exhibit C of this Agreement. Representative agrees to provide a copy of Exhibit C and other documentation regarding LCI to Customers. LCI reserves the right to add to or delete from the Services as may be required from time to time. Such additions or deletions will be specified in writing by LCI. Tariffs relating to the Services and the LOA may be changed by LCI at its sole discretion. Representative further agrees to secure and use at its own expense within 30 days, for the purpose of communication and electronic download of LOAs to LCI, the equipment or its equivalent as outlined in Exhibit E.

         b.) Notwithstanding the foregoing, Representative will only use those means of marketing and selling LCI services, provided under this Agreement, which are mutually acceptable to LCI and Representative and agreed to in writing. Accordingly, Representative agrees to submit a sales and marketing plan within thirty (30) days of execution of this Agreement for approval by LCI. Representative agrees to submit any changes in the sales and marketing plan to LCI for written approval, prior to any implementation by Representative. Solicitation by direct mail, by telemarketing, sweepstakes, contests, or drawings is not permitted by Representative, its employees, agents, or contractors under this Agreement without prior written approval by LCI.

         c.) Representative shall send a verification by email to each customer that electronically agrees to switch to LCI via Representative's website.

         2. COMMISSION

         Representative shall receive commissions in accordance with the commission structure set forth in Exhibit B (attached), provided however, no commission shall be paid on existing LCI account conversions or new accounts that call LCI directly to subscribe to LCI services (other than inbound programs previously approved by LCI in writing). usly approved by LCI in writing).

         3. RELATIONSHIP

         The parties agree and understand that Representative is an independent contractor and there is no employer-employee relationship, joint venture or agency created hereby. During the term of this Agreement and for twenty-four (24) months following the termination of this Agreement, Representative shall not, directly or indirectly, convert any LCI account to any other interlata telecommunications carrier. Representative shall not enter into any oral or written agreement with a competitor of LCI similar to this Agreement nor shall Representative, directly or indirectly, market, solicit or sell services of a competitor of LCI. Representative has no authority to act for, or on behalf of LCI. Representative is not authorized to incur any obligation on behalf of LCI or to bind LCI in any manner whatsoever. Representative will not make any representations of rates, terms or conditions of the Services that conflict with the applicable tariffs or information provided by LCI. LCI shall incur no obligation to employees, contractors or other parties utilized by Representative in selling services to customers for LCI. Such individuals shall at all times remain employees, agents or contractors of Representative. Representative is responsible for all expenses and obligations incurred by it as a result of its efforts to solicit customers for LCI. Representative shall be responsible for payment of all taxes due as a result of payments made to Representative by LCI.

         4. CUSTOMER SERVICE

         a.) Representative shall not provide customer service to any customers solicited by Representative, including billing, collections or repair service. Customers attracted by Representative are customers of LCI and shall remain customers of LCI after termination of this Agreement.

         b.) LCI shall provide initial training to a limited number of Representative's employees, staff and agents with the intent that said employees, staff and agents will train the remainder of the employees, staff and agents affiliated with Representative and all other training and support shall be at Representative's expense unless otherwise agreed in writing by the parties hereto. The number of persons to be trained by LCI as well as date and location of training shall be upon mutual agreement of parties. LCI, at its sole discretion, reserves the right to charge Representative for LCI providing training or support to employees, staff and agents if any of the same contact LCI directly to request product information, sales support, training, account status, commission information or other related matters. LCI may charge Representative for such support at a rate of $45.00 per hour, billed to Representative. LCI will notify Representative, in writing, prior to the implementation of such billing. LCI will provide to the Representative, the name, telephone number, and nature of the request of employee, agent, or contractor for which any charge for the aforementioned support is incurred by the Representative.

         5. PRODUCT LITERATURE AND MARKETING

         a.) LCI agrees to assist Representative in designing a master subscription form (LOA) for printing, to include specific language required for authorizing the change in a customer's Primary Interexchange Carrier (PIC) to LCI. Other sales materials may also be developed by and purchased from LCI by Representative at prices normally charged to LCI's residential distributors, representatives, and contractors. Representative, the Representative's agents, contractors or franchises shall not develop or use any other product literature other than that provided by LCI without the prior written consent of LCI. At least fifteen (15) days prior to any publication, Representative shall submit to LCI for approval, all materials to be used in advertising or promoting LCI services.

         6. ORDER PROCESSING, BILLING AND COLLECTION

         a.) LCI shall have the sole right to accept or reject all orders, to fix the prices of the Services, the terms and conditions of the Service or other adjustments and to discontinue offering or selling any service, without liability to Representative. Representative agrees that all orders submitted to LCI are subject to verification and approval by LCI, at its sole discretion.

         b.) Representative shall obtain a signed or electronically authorized PIC authorization (LOA), in a format approved by LCI, for each customer sold hereunder. If Representative submits service order information electronically to LCI then upon an oral or written request by LCI, Representative shall produce a copy of the LOA within forty-eight (48) hours for the customer telephone number requested. If Representative does not comply with the request for LOA, LCI reserves the right not to accept all additional service order information until Representative complies.

         c.) Representative will safeguard against the submission of invalid PIC authorizations (LOAs). If LCI receives invalid LOAs totaling more than two percent (2%) of the total LOAs submitted by Representative in any month, then LCI may suspend accepting LOAs and/or service order information or terminate this Agreement immediately.

         d.) In the event a local telephone company (LEC) or any regulatory entity assesses LCI any charges for improper or inadequate PIC authorizations relating to LCI services ordered through Representative, Representative shall promptly reimburse LCI for all LEC or regulatory charges, plus an LCI management fee of twenty-five dollars ($25.00) per customer telephone number ordered through Representative that is deemed to lack proper PIC authorization. In addition, LCI shall chargeback to Representative all Installation Commissions and Usage Commissions and any other payments previously made to any other payments previously made to Representative in connection with the sale with the improper or inadequate PIC authorization. Payment for said charges may be withheld from payable commissions.

         e.) Upon the request of LCI, Representative will provide to LCI or the LEC, at Representative's expense, any documentation required by the LEC regarding PIC selections or authorizations for customers sold hereunder. In addition, Representative shall promptly and in good faith cooperate with LCI and all LEC's in attempting to resolve all PIC selection and authorization disputes.

         f) Representative shall provide, at Representative's cost, a copy of "LCI's POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION" including an "Acknowledgment" form as set forth in Exhibit D, to all employees, agents, contractors, or independent distributors involved in the selling of LCI services. Representative shall have the employee, agent, contractor, or independent distributor review the aforementioned policy and return to the Representative a signed "Acknowledgment" form, indicating they understand and will comply with the LCI policy. Representative further agrees to produce a copy of the signed "Acknowledgment" form within forty-eight (48) hours, upon LCI's request, for any employee, agent, contractor, or independent distributor. If Representative does not comply with the request for providing a signed "Acknowledgment" form, then LCI may suspend accepting LOAs hereunder and/or service order information or terminate this Agreement immediately.

         7. CONFIDENTIALITY

         All information disclosed by either party to the other party pursuant to this Agreement, other than such information as may be generally available to the public or the industry, is and will be disclosed to it in confidence solely for its use in the conduct of its business. Each party agrees to keep such information secret and confidential indefinitely and not to disclose it to any other person or use it during the term of this Agreement or after its termination except in carrying out its obligations hereunder or in response to obligations imposed by tariff or order of a court or regulatory body. Neither party shall disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of the other party.

         8. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Representative represents, warrants and covenants to LCI that as of the date of this Agreement and continuing for the term of this Agreement that:

         a.)      Representative is a (check one):
                  (x) Corporation
                  ( ) Partnership
                  ( ) Sole Proprietorship
         duly organized, validly existing and in good standing under the laws of New York State, with a Federal EIN of 13-13990305 and is qualified to do business in the state of New York ______________ and has full and unrestricted power and authority to execute and perform under this Ageement.

         b.) Representative has obtained all licenses, permits and other authorizations necessary to perform its obligations under this Agreement and shall maintain same, as required, in full force and effect during the term of this Agreement. Representative shall comply with all applicable tariffs and orders of judicial and regulatory bodies and all local, state and federal laws.

         c.) Representative shall not participate in any pyramid or multilevel marketing system in conjunction with any person who has an agreement with LCI. Representative shall 1) appoint a single point of contact for LCI regarding all matters pertaining to this Agreement, 2) commit no act which would reflect unfavorably upon LCI.

         d.) Representative shall not solicit any existing LCI account not originally sold by Representative, for the purposes of selling, upgrading or converting such account to LCI service. Representative shall not solicit any existing LCI account for the purposes of converting such LCI account to a competitor of LCI.

         e.) Representative Rather realizes that LCI may be selling and marketing its Affinity Program to a variety of organizations. Representative agrees to identify to LCI all organizations it solicits or will solicit pursuant to this Agreement and agrees to not knowingly sell and/or market any similar affinity program to organizations who have a relationship with LCI or to organizations who have received verbal or written proposals from LCI regarding its "All America Plan" Affinity Program.

         f.) Representative hereby represents and warrants that Representative is not subject to any consent decree, judgment, injunction, restraining order, settlement agreement, or agreement or order similar in nature relating to the conduct of its business.

         g.) In addition to its obligations under this Section 8 of this Agreement, Representative hereby covenants and agrees that during the term of this Agreement that it will notify LCI in writing within three
         (3) business days of:

         i.) Representative becoming aware of any investigation or threatened investigation of Representative's sales or marketing activities by any federal, state, or local governmental body or agency, or

         ii.) Representative becoming subject to or entering into any consent decree, judgment, injunction, restraining order, settlement agreement or agreement or order relating to the conduct of its business.

         h.) Notwithstanding anything in the Agreement to the contrary, it shall be a material breach of the Agreement, without regard to any cure rights hereof or otherwise, in the event Representative breaches any representation or warranty hereunder, or if Contractor breaches any obligations under Section 8 of the Agreement.

         i.) LCI may, at its sole discretion, exercised in a commercially reasonable manner, suspend the acceptance of orders from Representative in any state where there is an investigation, or threatened investigation or decree as described in Section 8 following the receipt of any notice issued by Representative pursuant to
         Section 8. or if no notice is sent following LCI becoming aware of any such investigation or threatened investigation or decree.

         LCI, at its sole discretion, exercised in a commercially reasonable manner, will determine if any order suspensions will be lifted.

         9. INSURANCE

         Representative shall secure and maintain Worker's Compensation Comprehensive General Liability and Automobile Insurance sufficient amounts to comply with law and to cover its respective obligations under this Agreement. Upon request, each party shall furnish insurance certificates as evidence of such coverage.

         10. TRADEMARKS AND TRADE NAMES

         a.) LCI hereby grants to Representative a non-exclusive, non-transferable, royalty-free license to use during the term of this Agreement, in the Territory, LCI's trademarks "LCI", "LCI Authorized Distributor" and "LCI International" (the "Marks") in connection with Representative's marketing and sale of the Services. Representative agrees to state in appropriate places on all of Representative's products of marketing tools or devices using the Marks that the marks are trademarks of LCI, and agrees to include the symbol (Tm) or (R) as appropriate. LCI grants no trademark or service mark rights other than expressly granted hereunder, and Representative acknowledges that LCI claims exclusive ownership of the Marks. Representative agrees not to take any action inconsistent with such claim of ownership by LCI. Representative shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the marks in the field of telecommunications or computer equipment or software or in such a way as to create combination marks. LCI may terminate, in whole or in part, Representative's license to use the Marks if, in LCI's reasonable discretion, Representative's use of the Marks does not conform to LCI's standards for such usage as provided to Representative in writing, and provided that such non-conforming use is not cured within thirty (30) days after the Representative receives written notice that such use does not conform to LCI's standards.

         11. TERM OF AGREEMENT AND TERMINATION

         a.) The initial term of this Agreement shall be three (3) years, and the Agreement shall be renewed thereafter automatically on a year-to-year basis, unless sooner terminated as hereinafter provided, subject to and upon the terms and conditions herein specified. Either party may terminate this Agreement at any time during a renewal term upon giving the other party thirty (30) days prior written notice.

         b.) LCI may cancel this Agreement upon written notice to Representative in the event of:

               i.) Representative's failure to attain the monthly Revenue volume commitment level specified in Exhibit B.

               ii.) Breach of any provision of this Agreement by Representative, or if Representative defaults, fails to perform its obligations or participates or engages in any activity relating to fraud against LCI.

               iii.) Insolvency, bankruptcy, receivership or dissolution of
                     Representative.

               iv.) Representative's assignment of the Agreement without LCI's prior written consent or any significant change in Representative's ownership or management without LCI's prior written consent.

         No commission shall be payable following any termination pursuant to this Section 11.B.Ii.), iii.), or iv.).

         All notices under this Agreement, whether addressed to LCI or Representative, shall be sent by Certified Mail, Return Receipt Requested.

         If to LCI:     LCI International Telecom Corp.
                        4650 Lakehurst Court
                        Dublin, Ohio 43016-3254
                        ATTN: General Counsel



         If to Representative:    YouNetwork Corporation
                                  11 Maiden Lane
                                  Suite 8E
                                  New York, New York 10038

                                  Fax 212 679 0643
                                  ATTN: Kyle Taylor President

         12. INDEMNIFICATION

         Each party shall indemnify, defend and hold the other party (and all officers, directors, employees, agents and affiliates thereof) harmless from and against any and all claims, demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses (including, without limitation, interest, penalties, and attorney's fees and disbursements) which may at any time be suffered or incurred by, or be asserted against, any or all of them, directly or indirectly, on account of or in connection with:

         a.) The indemnifying party's default under any provision herein, breach of any warranty or representation herein, or failure in any way to perform any obligation hereunder; or

         b.) Bodily injury or damage to property (including death) to any person (including, without limitation, any employee of either party and any third person), and any damage to or loss of use of any property, arising out of or in any way relating to the services or pursuant, directly or indirectly, to this Agreement.

         Each party shall hold harmless and indemnify the other from and against any claim, cause of action, judgment, liability or expense relating to or arising out of the acts or omissions of the indemnifying party's employees, contractors and agents.

         13. LIABILITY

         In no event shall either party be liable for special, indirect, incidental, or consequential damages, including loss of profits, arising from the relationship or the conduct of business contemplated herein. Without limiting the previous sentence, in no event shall LCI's liability in connection with this Agreement exceed one month's average commission paid to Representative.

         14. MISCELLANEOUS

         Representative shall not assign this Agreement or any interest therein without LCI's prior written consent. The terms of this Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Provisions of this Agreement identified by the context to survive the termination or expiration of this Agreement shall so survive. This Agreement (including any Exhibits hereto) constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein.

         15. SECURITY

         Representative acknowledges that the advance described in Exhibit B shall be used to develop certain software to assist Representative in connection with performing its obligations hereunder ("Software"). Representative shall promptly disclose to LCI all material (including the Software itself related to documentation, reports, programs, source code, manuals, updates, flow charts, tapes, card decks, listings and any other programming materials relating to such Software, updates and improvements (and all of the foregoing shall be included in the term "Software"). The parties agree that all copyrightable material related to such Software is a work made for hire, that all portions of the Software created or acquired by Representative including all copyrights, any extension or renewals, and all related work, shall be the exclusive property of LCI, and that LCI shall have the right, at its own expense, to obtain and to hold in its own name copyrights, registrations, patents, or such other protection as may be appropriate to said Software. Representative warrants and shall provide LCI and its assigns the full, sole and continuing right (without any payments or liabilities to any person) to use the Software and to publish, perform, reproduce and distribute throughout the world any or all portions of the Software, either as a complete unit or in segments, in any way LCI sees fit and for any purpose whatsoever. Notwithstanding the previous two sentences, as long as Representative is not in default of any obligation hereunder, Representative shall have an exclusive license to use the Software for its business and LCI shall not use the Software in any way. Representative shall insert a proper statutory copyright notice at an appropriate location on copyrightable material, and on all portions and on all related items which may be subject to copyright protection, which copyright notice shall specify LCI, as the sole copyright owner. Representative further agrees to give LCI or any person designated by LCI, at LCI's expense, all such information and to execute all such additional documents including, without limitation, patent applications, as may be reasonably required to perfect the rights referred to herein. In the event Representative or a third party is deemed to be the author for copyright purposes of any such materials under this Agreement, Representative agrees to assign or cause such third party to assign, and assigns to LCI whatever copyrights exist in copyrightable materials and Work. Representative agrees to execute and have its employees, agents and contractors, execute any documents (including patent applications and assignments) reasonably requested by LCI, at LCI's expense, to provide LCI the right to own, use and protect the Software under this Section.

         Upon full recovery of the advance pursuant to Section 1 of Exhibit B or upon repayment in cash of the advance, LCI shall transfer and assign to Representative all right, title and interest (including copyrights) in the Software free and clear of all liens and encumbrances.

         16.      This Agreement shall become effective only upon approval
         and signature of an officer of LCI.
                                                                              9

         17. SURVIVABILITY.

                  Provisions that by their context are intended to survive the termination or expiration of this agreement, shall so survive.

         18. LCI shall have the right of first refusal to have Representative market ancillary telecommunications services such as paging, internet and cellular.

         IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound.

LCI INTERNATIONAL TELECOM CORP.
                                         --------------------------------------
                                         ("YouNetwork Corporation")


By: /s/                                  By: /s/ Kyle S. Taylor
   -----------------------------------      -----------------------------------
Title: SVP                               Title: President
      --------------------------------         --------------------------------
Date: 3-18-98                            Date: 3-6-98
     ---------------------------------        ---------------------------------

                                                                      EXHIBIT A

I. Representative's nonexclusive territory shall be the contiguous forty-eight states of the Continental U.S. (excluding exchanges of members of the National Exchange Carrier Association, commonly known as "NECA", and the United States Independent Telephone Company organization, commonly known as "USINTELCO").

II.      Services:

         1.       LCI Difference
         2.       Option S and Option T
         3.       WorldCard Plus
         4.       Home 800
         5.       Residential base International
         6.       Residential international Tell the World

III. All services and rates will be provided in accordance with LCI's tariffs and are subject to change. Day, Evening and Night/Weekend periods are as defined in LCI's tariffs.

                                                                      EXHIBIT B
                                                              PAGE 1 OF 3 PAGES

                                  COMMISSIONS

1.       INSTALLATION COMMISSION

         During the term of this Agreement, LCI shall pay Representative $5.00 for each newly installed LCI Dial 1 subscriber in the Territory upon said subscriber's first usage, provided said first usage is within ninety (90) days from installation ("Installation Commission(s)"). "First Usage" shall be defined as any activity on any LCI Services defined in Exhibit A, Section II, other than Home 800. Neither Installation Commissions nor Usage Commissions shall be paid on LOA's submitted from customers who are existing LCI customers or for stand alone World Card Plus or Home 800 accounts. LCI, shall not pay Installation Commissions or Usage Commissions for upgrades for service, and shall not pay more than one Installation Commission on the sale of any particular telephone number during the term of this Agreement.

         LCI will recover 100% of any and all monies advanced to Representative as defined in Exhibit B 2d at a rate of 100% holdback of Installation Commissions until such time that all advanced funds have been recovered by LCI. If on the earlier of termination of this Agreement or 12 months from the date of full execution of this Agreement, the amount of Installation Commissions so recovered is less than the amount advanced ("Shortfall"), Representative shall pay to LCI in cash the amount of such Shortfall upon receipt of invoice therefor.

2.       USAGE COMMISSION

         LCI shall pay Representative a commission as specified below on "Collected Revenue" for sales of the Services in the Territory pursuant to this Agreement ("Usage Commission(s)") for those LCI customers who remain on LCI service a minimum of thirty (30) days. "Collected Revenue" is defined as interexchange toll actually collected by LCI relating to the Services sold by Representative (excluding taxes, installation charges, subscription fees, and local loops). Usage Commissions shall be payable only during the term of this Agreement and a maximum of twenty-four (24) months following termination provided that this Agreement is terminated by LCI pursuant to Section 11.a. or Section 11.b.i.) hereof. If, in any month, disconnects of ANI's sold within 30 days by Representative meet or exceed 15% of active ANI's sold within 30 days by Representative and if, after written notification to Representative of such unacceptable Disconnect Percentage, Representative fails to meet the established Disconnect Percentage standard in the thirty days following such notice, LCI may, at its sole discretion, take any one or all of the following actions: reduce Usage Commissions or terminate this Agreement without further liability hereunder (such termination shall be deemed to occur pursuant to Section 11.b.ii.) of this Agreement). LCI may change the Disconnect Percentage up to two (2) times in any twelve (12) month period upon thirty (30) days prior written notice to Representative. No Usage Commission shall be payable following any termination pursuant to
         Section 11.b.ii.)., iii.), or iv.). hereof.

                                                                      EXHIBIT B
                                                              PAGE 2 OF 3 PAGES

a. LCI, at its sole option, may pay Usage Commissions based on billed revenue less a percentage related to estimated uncollectables and LEC holdbacks ("Percent") as opposed to actual collected revenue, which Percent is currently nine percent (9%) (hereinafter "Billed Revenue"). For example, if the amount billed for LCI service is $100 and the commission rate is 5%, than the commission paid hereunder would be $4.55 ($100-(9% X $100) X 5% = $4.55). LCI may change the Percent up to two (2) times in any twelve (12) month period upon thirty (30) days prior written notice to Representative.

b. In the event LCI pays commission based on Billed Revenue, LCI may periodically perform a "true up" covering a period not to exceed 180 days to compare collected revenue to Billed Revenue and "charge back" or pay Representative the difference between commissions paid on Billed Revenue and what would have been paid on actual collected revenue. The last month's payment of commissions hereunder may be withheld no more than three (3) months so that the final "true up" may be performed. LCI reserves the right to set off from commissions any amount due to LCI by Representative under this Agreement or otherwise.

c. Commissions for residential long distance service shall be paid to Representative at 10% based upon total monthly Collected Revenue

d. Advance Commission: LCI will advance Representative a total of $250,000 in the form of a recoverable draw against Installation Commission as defined in Installation Commission section at a rate of 100% of Installation Commissions. The payment of these funds will be contingent based upon accomplishing the major activities as listed below and as scheduled in no less than 30 day periods:

First Payment: $100,000 Upon full execution of this Agreement. Representative shall use this payment for the Advance-Beta Program with LCI Beta sign-up, and have Beta membership in place

Second Payment: $75,000 Upon accomplishing the obligations under the First Payment. Representative shall use this payment for Advance-Beta in full test mode, integration of additional Marketing Partners, with a minimum of 250 members in network.

Third Payment: $75,000 Upon accomplishing the obligations under the Second Payment. Representative shall use this payment for Advance-Beta Program completion, with aggressive membership and LCI subscriber program in place and a minimum of 1500 members in network.

2.       PAYMENT OF COMMISSIONS

Usage Commissions will be paid by LCI approximately forty-five (45) days following the end of the month in which the Collected Revenue is collected, or Billed Revenue is billed, as applicable.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LCI INTERNATIONAL TELECOM CORP.          YOUNET CORPORATION

By: /s/                                  By: /s/ Kyle S. Taylor
   -----------------------------------      -----------------------------------
Title: SVP                               Title: President
      --------------------------------         --------------------------------
Date: 3-18-98                            Date: 3-6-98
     ---------------------------------        ---------------------------------

                                                                      EXHIBIT D
                                                              PAGE 1 OF 4 PAGES


         "LCI'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION"

         ADVISORY TO ALL REPRESENTATIVES SELLING LCI INTERNATIONAL LONG
                               DISTANCE SERVICES:

All Representatives/Distributors selling LCI International Telecom Corporation's (LCI) long distance service must carefully read the contents of this document. It will explain LCI's policies and procedures for the sale of LCI long distance services. The purpose of this document is to explain what can cause unauthorized switching of a customer, the importance of preventing such switching, and the seriousness of the matter to LCI, its authorized Representatives, and their independent distributors. This document includes an "Acknowledgment" that must be read, signed, and returned to the Representative/Distributor by each individual selling LCI services. Representatives/Distributors must make a signed copy of this document available to LCI, upon request.

A. COMMON CAUSES OF SLAMMING:
o Incorrect telephone number on submitted LOAs - means that incorrect telephone number is switched without the customer's written consent.
o The submitted LOA is illegible and directly causes the person that keys the order into the system to enter the wrong name and/or phone number.
o The person who "authorized" switching carriers really didn't have the authority to make the switch. Sometimes receptionists, secretaries or assistants authorize a switch to qualify for some sort of premium or other inducement.
o A simple misunderstanding when one partner doesn't tell the other partner about selecting a new long distance service. This is especially true when it is the other person who reviews or pays the bills. The bill-paying partner sees a new long distance carrier name and thinks something is wrong. Please ask your customers to inform the appropriate persons about changing long distance carriers.
o Signing someone up just to "get the sale" or reach a qualification or commission level.
o Signing someone up, without the customer's knowledge, as a result of spending a lot of time with a company decision-maker and assuming that the person would be satisfied with LCI service.

B. EFFECTS OF SLAMMING:
o  It is illegal and will not be tolerated by LCI!
o Creates a bad image and adversely affects LCI's and the Sales Agent/Distributor's reputation.
o  Takes time to investigate and correct.
o  If we can get information verified (correct), it will save on:
      1. Order rejects
      2. Returned mail
      3. Time to process valid and accurate orders.
o  Frustrating experience for the company that was slammed.
o Usually the local telephone company levies a charge to make the initial switch to LCI and then charges again to switch the affected customer back to the original long distance company. LCI and then the distributor and its sales agents are billed for these costs. These LCI charges will probably be billed by distributors to their sales agent. This leads to serious consequences for the agent, including termination of the sales agent relationship with LCI.


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



                                                                      EXHIBIT D
                                                              PAGE 2 OF 4 PAGES

LCI AS WELL AS FEDERAL, STATE, AND LOCAL REGULATORY AGENCIES VIEW "SLAMMING" AS A VERY SERIOUS PROBLEM. THE FCC CAN IMPOSE SIGNIFICANT FINES ON A PER VIOLATION BASIS.

C. HOW CAN A REPRESENTATIVE/DISTRIBUTOR PROTECT AGAINST SLAMMING:
o You are strongly encouraged to verify information against each new customer's actual telephone bill for each LOA.
o The person signing the LOA should be a person with authority to act on behalf of the company or the person whose name appears on the telephone bill. It is essential that the person signing the LOA has authority to change long distance carriers. Note that children, roommates, receptionists, secretaries and assistants typically do not have the authority to change long distance carriers for an individual or a company. If the person signing the LOA is different from the person with the actual authority to do so, you should attempt to contact the other person. While this policy might jeopardize some sales orders, it should give you a chance to retain sales by demonstrating your concern and professionalism.
o Take your time. Review the LOA for accuracy and legibility, especially the telephone number. Confirm the person's telephone number.
o  NEVER sign someone else's name on an LOA or any other document!
o  Don't force a sale that is not there.


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

                                                                      EXHIBIT D
                                                              PAGE 3 OF 4 PAGES

                                 ACKNOWLEDGMENT

   THIS WILL VERIFY THAT I HAVE RECEIVED, READ, UNDERSTAND, AND WILL COMPLY WITH THE DOCUMENT ENTITLED "LCI'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION". I FULLY UNDERSTAND AND APPRECIATE MY OBLIGATIONS AS AN LCI SALES AGENT OR INDEPENDENT CONTRACTOR NOT TO ENGAGE IN OR FACILITATE THE PRACTICE OF "SLAMMING" CUSTOMERS. I UNDERSTAND THAT LCI WILL NOT TOLERATE FURTHER OCCURRENCES OF "SLAMMING", AND THAT LCI WILL TAKE WHATEVER ACTIONS ARE NECESSARY TO PROTECT AGAINST SLAMMING INCLUDING, WITHOUT LIMITATION, TERMINATION OF THE SALES AGENT RELATIONSHIP AND ENFORCEMENT AND ENFORCEMENT OF ALL APPLICABLE LEGAL RIGHTS AND REMEDIES.


/s/ Kyle S. Taylor, President
-------------------------------------------------------------------
SIGNATURE OF REPRESENTATIVE SELLING LCI INTERNATIONAL LONG DISTANCE

DATE 3/6/98
    --------

KYLE S. TAYLOR
-------------------------------
PRINT NAME

PHONE NUMBER 212 679-0676 x229
            -------------------

YouNetwork Corporation
-------------------------------
PRINT NAME OF COMPANY

CHANNEL CODE
            -------------------

ORGANIZATION CODE
                 --------------

                                                                      EXHIBIT D
                                                              PAGE 4 OF 4 PAGES

                         ACKNOWLEDGMENT BY SALES AGENT

          THIS WILL VERIFY THAT ON BEHALF OF                     , I HAVE
RECEIVED, READ, UNDERSTAND, AND WILL DISTRIBUTE THE DOCUMENT ENTITLED "LCI'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION" TO THE INDIVIDUALS RESPONSIBLE FOR SELLING LCI INTERNATIONAL LONG DISTANCE SERVICE. WE FULLY UNDERSTAND AND APPRECIATE OUR OBLIGATIONS AS AN LCI SALES AGENT NOT TO ENGAGE IN OR FACILITATE THE PRACTICE OF "SLAMMING" CUSTOMERS. WE UNDERSTAND THAT LCI WILL NOT TOLERATE FURTHER OCCURRENCES OF "SLAMMING", AND THAT LCI WILL TAKE WHATEVER ACTIONS ARE NECESSARY TO PROTECT AGAINST SLAMMING INCLUDING, WITHOUT LIMITATION, TERMINATION OF THE SALES AGENT RELATIONSHIP AND ENFORCEMENT OF ALL APPLICABLE LEGAL RIGHTS AND REMEDIES.


                                                  DATE
----------------------------------------              -----------------------
SIGNATURE OF REPRESENTATIVE



----------------------------------------
PRINT NAME

BUSINESS PHONE NUMBER
                     -------------------


-------------------------------
PRINT NAME OF COMPANY

CHANNEL CODE
            -------------------

ORGANIZATION CODE
                 --------------


PLEASE REMIT THIS FORM WITHIN FOURTEEN DAYS OF RECEIPT TO: LCI INTERNATIONAL, INC., 4650 LAKEHURST COURT, DUBLIN, OHIO 43016, ATTN: SHERRI RONNEBAUM, LEGAL DEPT.
SIGNATURE OF REPRESENTATIVE FOR                               .
                               -------------------------------

                                                                      EXHIBIT D
                                                              PAGE 1 OF 1 PAGES

                           MINIMUM COMPUTER EQUIPMENT

I. The following IBM compatible equipment shall be used by Representative for the purpose of account information and the electronic transfer of LOAs to LCI. All reporting to the Representative by LCI shall be done via electronic files.

     A.   Hardware

          1. PC Compatible with a Pentium 100+ Mhz, recommended; 486 66 MHz, minimum

          2.   16 Meg of RAM on board, minimum

          3    520 MB IDE Hard Drive, minimum

          4. 28.8 internal/external FAX modem, recommended; 14.4 modem, minimum

          5.   VGA color Monitor, minimum

          6.   101 keyboard style

          7. A working printer for reports. A wide carriage type (EPSON FX) is preferred but not necessary.

     B.   Software

          1.   DOS 6.20 or better

          2.   Windows 3.11 for work groups (Windows 95 is also supported)

          3. Communications package (Quicklink or PROCOMM PLUS is preferred, but not necessary.)

          4.   Microsoft Office (Optional)

          5. Microsoft Access, Version 2.0 (Office 97 version not supported) if using current versions of LCI provided data entry software.

          6. Microsoft Internet Explorer, most recent version, recommended; Netscape, Optional

          7.   Wildcat browser - LCI provided

II. Distributor may use its own or other programs for electronic submission of LOAs, as long as files meet LCI file type and layout requirements.

III. THE ABOVE LISTING IS A MINIMUM GUIDELINE AND IS SUBJECT TO CHANGE BY LCI. LCI SHOULD BE CONTACTED PRIOR TO ANY PURCHASES OF EQUIPMENT OR SOFTWARE FOR CONFIRMATION OF LATEST STANDARDS.

IV.  LCI does not currently support an Apple/Macintosh or UNIX environment.



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